Exhibit 99.1

Global Net Lease Fourth Quarter 2020 Investor Presentation

# COMPANY HIGHLIGHTS

GNL GLOBAL NET LEASE

1. **High-Quality, Mission Critical, Net Lease Focused Portfolio**: High portfolio occupancy of 99.7% coupled with robust fourth quarter Cash Rent collection of 99%[1], highlighting strong overall operating performance

2. **Differentiated Strategy with International Diversification:** Portfolio of 237 properties in the U.S. and Canada complimented by 69 properties in Europe that are diversified across 130 tenants in 48 industries

3. **Long-Term, Embedded Rental Growth From Primarily Investment Grade[2] Rated Tenants:** 67% of portfolio annualized straight-line rent is derived from Investment Grade rated tenants

4. **Diligent Acquisitions Drive Long Term Value:** Total 2020 closed acquisitions of $461 million at a 7.9% cap rate, including $293 million closed in Q4'20, plus a first quarter 2021 pipeline of $29 million[3]

5. **Strong Balance Sheet:** Completed an inaugural $500 million senior unsecured note offering that is investment grade rated from S&P and BB+ rated from Fitch and ample liquidity[4] of $219 million

6. **Fully Aligned and Experienced Management Team:** Fully integrated external management team creates highly scalable platform with an acquisition pipeline generated by a proven, country-focused origination network

1. *Refer to page 4 for further details.*
2. *As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of January 31, 2020. For the fourth quarter 2020, GNL's portfolio was 36% actual investment grade rated and 31% implied investment grade rated.*
3. *Refer to page 12 for further details.*
4. *Liquidity consists of $124 million of cash and cash equivalents and $95 million available for future borrowings under the Company's revolving credit facility as of December 31, 2020.*

2

3 PORTFOLIO HIGHLIGHTS Portfolio Overview Q4’20 Q4’19 Properties 306 278 Square Feet (millions) 37.2 31.6 Tenants 130 124 Industries 48 45 Countries 10 8 Leased 99.7% 99.6% Weighted - Average Remaining Lease Term (1) 8.5 years 8.3 years % of SLR derived from Investment Grade Tenants (2)(3) 67.0% 68.2% % of leases with contractual rent increases (4) 93.9% 93.2% Metrics for Q4’20 as of December 31 , 2020 and as of December 31, 2019 for Q4’19. 1. Weighted - average remaining lease term in years is based on square feet as of December 31, 2020 for Q4’20 and as of December 31, 2019 for Q4’19. 2. Refer to Investment Grade Rating definition included in the footnotes on page 2. For Q4’20, comprised of 36 % leased to tenants with an actual investment grade rating and 31 % leased to tenants with an implied investment grade rating as of January 31, 2021. For Q4’19, comprised of 38% leased to tenants with an actual investment grade rating and 31% leased to tenants with an implied investment grade rating as of December 31, 2019. 3. For Q4’20, calculated as of December 31, 2020 using annualized straight - line rent (“SLR”) converted from local currency into USD as of December 31, 2020 and for Q4’19 , calculated as of December 31, 2019 using annualized straight - line rent (“SLR”) converted from local currency into USD as of December 31, 2019 for the in - place lease on the property on a straight - line basis, which includes tenant concessions such as free rent, as applica ble. 4. Contractual rent increases include fixed percent or actual increases, or country CPI - indexed increases. For Q4’20, percentage of leases with rent increases is based on square feet as of December 31 , 2020 and December 31, 2019 for Q4’19.

4 Total Paid 100% Other (3) 1% Total Paid 99% Total Paid 99% Other 1% Other 2% Total Paid 98% STRONG CASH RENT COLLECTION Mission critical industrial and distribution assets and high Investment Grade rated tenancy (1) continued to support GNL’s strong fourth quarter Cash Rent (2) collection rate of 99% Fourth Quarter Rent Collection (Total Portfolio) Fourth Quarter Rent Collection (United Kingdom) Fourth Quarter Rent Collection (United States) Fourth Quarter Rent Collection (Europe) Total Portfolio United States United Kingdom Europe Note: Fourth quarter Cash Rent collection as of February 22, 2021. Excludes Cash Rent collected after February 22, 2021 that would apply to fourth quarter Cash Rent. This in for mation may not be indicative of any future period and remains subject to changes based ongoing collection efforts and negotiation of additional agreements. The impact of the COVID - 19 pandemic on our rental revenue for the f irst quarter of 2021 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID - 19 pandemic, which management is unable to predict. 1. Refer to Investment Grade Rating definition included in the footnotes on page 2. Comprised of 36% leased to tenants with an a ctu al investment grade rating and 31% leased to tenants with an implied investment grade rating as of January 31, 2021. 2. Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agr eem ents at inception or any lease amendments thereafter prior to a an agreement to defer rent payments to a future period. 3. Consists of tenants who have executed an agreement to defer rent payments to a future period, made a partial payment and/or t ena nts without active communication on a potential deferral agreement. There can be no assurance that such Cash Rent will be col lec ted.

# 100% COLLECTED FROM TOP TWENTY TENANTS

GNL GLOBAL NET LEASE

**Collected 100% of fourth quarter original Cash Rent due from top twenty Tenants[1], representing 49% of annual Cash Rent[2]**

## Top Twenty Tenants

| Tenant | Investment Grade Rating | Country | % of Q4'2020 Cash Rent Paid | % of Portfolio Annualized Cash Rent[2] | Tenant Industry |
|---|---|---|---|---|---|
| FedEx | Baa2** | U.S. & Canada | 100%[3] | 4% | Freight |
| GSA | Aaa** | U.S. | 100% | 4% | Government |
| Whirlpool | Baa1 | U.S. & Italy | 100% | 4% | Consumer Goods |
| Foster Wheeler | Baa3* | U.K. | 100% | 4% | Engineering |
| ING | Aa3 | NETH | 100% | 3% | Financial Services |
| Broadridge Financial Solutions | Baa1 | U.S | 100% | 3% | Financial Services |
| Finnair | Aa1** | FIN | 100% | 3% | Aerospace |
| Penske | Baa2 | U.S. | 100% | 2% | Logistics |
| FCA USA | Baa3* | U.S. | 100% | 2% | Auto Manufacturing |
| Contractors Steel | Ba1* | U.S. | 100% | 2% | Metal Processing |
| Harper Collins | Aa3* | U.K. | 100% | 2% | Publishing |
| Trinity | Aa3** | U.S. | 100% | 2% | Healthcare |
| Sagemcom | Baa2* | FRAN | 100% | 2% | Telecommunications |
| Tokmanni | Baa1** | FIN | 100% | 2% | Discount Retail |
| Quest Diagnostics | Baa2 | U.S. | 100% | 2% | Healthcare |
| Deutsche Bank | BBB+*** | LUX | 100% | 2% | Financial Services |
| Klaussner Furniture Industries | B2* | U.S. | 100% | 2% | Home Furnishings |
| Crown Crest | Ba1* | U.K. | 100% | 1% | Retail Food Distribution |
| Encompass Health | Ba3 | U.S. | 100% | 1% | Healthcare |
| Fujistu Services Limited | Ba1** | U.K. | 100% | 1% | Technology |
| **Top 20 Tenants** | | | **100%** | **49%** | |

*Ratings information as of January 31, 2021.*
**Represents Moody's Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. ***Represents S&P Rating.*
*Note: Fourth quarter Cash Rent collection data as of February 22, 2021. Excludes Cash Rent collected after February 22, 2021 that would apply to fourth quarter Cash Rent.*

1. Based on fourth quarter Cash Rent as of December 31, 2020.
2. Represents annualized base rent per lease agreement as of December 31, 2020.
3. Excludes expected rent from four recently acquired international properties.

5

# INAUGURAL $500 MILLION NOTES OFFERING

GNL GLOBAL NET LEASE

**In the fourth quarter, GNL completed an inaugural $500 million senior unsecured notes offering that enhanced the Company's capital structure and improved its ability to issue unsecured notes on attractive terms in the future**

## Transaction Highlights

- On December 16, 2020, GNL completed an inaugural $500 million senior unsecured notes offering. The notes are rated investment grade by S&P and BB+ rated by Fitch. The notes issuance represents a significant milestone as GNL focuses on issuing more unsecured debt on attractive terms and improving GNL's corporate rating
    - **Term:** 7-Year
    - **Coupon:** 3.75%
    - **Notes Rating:** BBB- (S&P) | BB+ (Fitch)
    - **Corporate Credit Rating:** BB+ (S&P and Fitch)
- GNL leveraged the Company's long-standing relationship with its banking partners to ensure superior execution and pricing during a period of historically low interest rates during the COVID-19 global pandemic

### Enhanced Capital Structure

| | Prior to Notes Issuance | Post Notes Issuance |
|---|---|---|
| **Notes Credit Rating** | N/A | BBB- (S&P) \| BB+ (Fitch) |
| **Corporate Credit Rating** | N/A | BB+ (S&P & Fitch) |
| **Weighted Average Debt Maturity** | 5.1 Years | 5.4 Years |
| **% of Debt Maturing After 2025** | 36.4% | 51.9% |
| **% of Debt Unsecured**[1] | 32.3% | 39.9% |

### Over Half of GNL's Debt Maturities Mature After 2025



Prior to Notes Issuance
Post Notes Issuance
1% 1%
1% 1%
28%
20%
31%
24%
4% 4%
36%
52%
2021
2022
2023
2024
2025
Thereafter

1. *The unsecured notes are guaranteed by each subsidiary that is a guarantor under the Company's credit facility, and each future subsidiary that subsequently guarantees indebtedness under the credit facility.*

6

7 Investment Grade 67% Non - Investment Grade 33% WELL BALANCED PORTFOLIO SUPPORTS CONTINUED GROWTH As of December 31, 2020. 1. Metric based on SLR . Refer to SLR definition included in the footnotes on page 3. 2. Refer to Investment Grade Rating definition included in the footnotes on page 2. Credit Rating (1) Tenant Industry (1) Geography (1) Asset Type (1) (2) Financial Services 10% Healthcare 7% Technology 6% Auto Manufacturing 6% Consumer Goods 5% Aerospace 5% Freight 4% Government 4% Telecommunications 4% Logistics 4% Metal Processing 4% Energy 4% Engineering 3% Pharmaceuticals 3% Automotive Parts 3% All Other 27% United States 64% United Kingdom 17% Netherlands 5% Finland 4% France 4% Germany 3% Luxembourg 2% Italy , Canada & Spain 1% Retail 5% Industrial/ Distribution 49% Office 46% Telecommunications 4%

# ATTRACTIVE PORTFOLIO IN LINE WITH INVESTMENT GRADE RATED PEERS

GNL GLOBAL NET LEASE

**Well-positioned, diversified portfolio with large concentration of investment grade tenants as compared to investment grade rated peers**

## Weighted-Average Remaining Lease Term[1]



10.6
8.5
8.4
7.8
5.2
W. P. CAREY
GNL GLOBAL NET LEASE
VEREIT
LXP

## Percentage Investment Grade Tenants[2]



67.0%
64.7%
52.2%
37.7%
29.2%
GNL GLOBAL NET LEASE
VEREIT
LXP
W. P. CAREY

## Occupancy



99.7%
98.9%
98.9%
98.5%
92.3%
GNL GLOBAL NET LEASE
W. P. CAREY
VEREIT
LXP

## Cash Rent Collection Q4'2020[3]



99.8%
99.0%
99.0%
98.5%
97.0%
LXP
W. P. CAREY
GNL GLOBAL NET LEASE
VEREIT

*Source: Company filings. Note: Company metrics as of December 31, 2020 unless otherwise indicated. Peer metrics as of the last reporting period of September 30, 2020 unless otherwise indicated.*

1. *GNL's weighted-average remaining lease term in years is based on square feet as of December 31, 2020. LXP weights on a cash basis and other peers may weight averages differently than GNL.*
2. *Refer to Investment Grade Rating definition included in the footnotes on page 2. For the Company, comprised of 36% leased to tenants with an actual investment grade rating and 31% leased to tenants with an implied investment grade rating as of December 31, 2020. Peers report tenants with actual investment Grade ratings.*
3. *Peers may define rent collection differently than GNL. For the Company, rent collections as of February 22, 2021. See slide 4 for additional details. For WPC, rent collection metric reported on February 12, 2021. For LXP and OPI, rent collection metric reported on February 18, 2021. For VER, rent collection metrics reported on January 5, 2021.*

8

9 Tenant Rating Country Property Type % of SLR (1) Baa2** U.S. / Canada Distribution 4% Baa1 U.S. / Italy Industrial / Distribution 4% Aaa** U.S. Office 4% Baa3* U.K. Office 3% Aa3 NETH Office 3% Baa3* U.S. Industrial / Distribution 3% Baa1 U.S. Industrial 3% Aa1** FIN Industrial 3% Baa2 U.S. Distribution 2% Ba1* U.S. Industrial 2% WELL DIVERSIFIED TENANT BASE Top Ten Tenants As of December 31, 2020. *Represents Moody’s Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. 1. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3. Top Ten Tenants Represent 31 % of SLR (1)

10 Office Distribution Industrial FOCUS ON HIGH - QUALITY TENANTS Only Focused on Markets with Quality Sovereign Debt Ratings (S&P) U.S. Luxembourg Germany The Netherlands Canada Finland U.K. France Spain Italy AA+ AAA AAA AAA AAA AA+ AA AA A BBB Moody’s: A1 Moody’s: Aaa Moody’s: Aa3 Moody’s: Aa3 Moody’s: Baa2 Moody’s: Baa2 Moody’s: Baa2 Moody’s: Aa1 Moody’s: Baa1 Moody’s: A2 Moody’s: A2 10 Best - in - class portfolio leased to primarily Investment Grade (1) rated tenants in well established markets in the U.S. and Europe 1. Refer to Investment Grade Rating definition included in the footnotes to page 2. Comprised of 3 6 % leased to tenants with an actual investment grade rating and 31 % leased to tenants with an implied investment grade rating as of January 31, 2021. Moody’s: Ba1

11 DIFFERENTIATED INVESTMENT STRATEGY Geography Asset Type Property Fundamentals Credit Quality Structure and Pricing • Focus on U.S. and strong sovereign debt rated countries in Continental Europe • Strategically located industrial and distribution facilities • Mission critical, single tenant net lease corporate and headquarter assets • Continuous monitoring of improving or deteriorating credit quality for asset management opportunities • In - house financial and credit review using Moody’s analytics • Analysis of property condition and local market changes • Concentration on long term net leases with contractual rent increases • Deposits and covenants help to further protect deployment of capital Focused on primarily single - tenant commercial properties to generate superior risk - adjusted returns

# ACTIVE ACQUISITIONS DRIVE CONTINUED GROWTH

GNL GLOBAL NET LEASE

**Leveraging direct relationships with landlords and developers to generate high-quality global opportunities at what we believe to be better than market cap rates**

| Acquisition Name | Acquisition Status | Credit Rating | Property Type | Purchase Price (in millions)[1] | Average Cap Rate[2] | Lease Term Remaining[3] |
|---|---|---|---|---|---|---|
| Viavi Solutions | Closed: Q1'2020 | Baa2* | Office | $9.4 | | 12.5 |
| CSTK | Closed: Q1'2020 | B2* | Industrial | $12.5 | | 10.2 |
| Metal Technologies | Closed: Q1'2020 | B2* | Industrial | $1.2 | | 14.1 |
| Whirlpool | Closed: Q1'2020 | Baa1 | Office/Industrial | $25.2 | | 11.7 |
| Fedex | Closed: Q1'2020 | Baa2** | Distribution | $3.3 | | 19.3 |
| Klaussner Industrial | Closed: Q1'2020 | B2* | Industrial/Distribution | $62.4 | | 20.0 |
| Klaussner Industrial | Closed: Q2'2020 | B2* | Industrial | $7.4 | | 19.8 |
| Plasma | Closed: Q2'2020 | B2* | Office | $19.8 | | 11.3 |
| NSA | Closed: Q2'2020 | Caa2* | Industrial | $3.8 | | 19.3 |
| Johnson Controls | Closed: Q3'2020 | Baa2 | Office/Distribution | $23.4 | | 12.0 |
| Industrial 4-Pack | Closed: Q4'2020 | Baa1** | Industrial | $153.0 | | 9.1 |
| ZF Active Safety | Closed: Q4'2020 | Ba1 | Industrial | $24.8 | | 12.9 |
| Johnson Controls | Closed: Q4'2020 | Baa2 | Office | $5.1 | | 12.0 |
| FCA USA | Closed: Q4'2020 | Ba1** | Industrial/Distribution | $110.0 | | 9.5 |
| **Total Closed 2020** | | | | **$461.2** | **7.9%** | **14.5** |
| Momentum Manufacturing Group | Executed LOI – Expected: Q1'2021 | Caa2* | Industrial | $6.6 | | 20.0 |
| Nobel Biocare | Executed LOI – Expected: Q1'2021 | Ba3* | Office/Industrial | $15.5 | | 6.3 |
| FCA USA | Executed PSA – Expected: Q3'2021 | Ba1** | N/A | $6.9 | | 9.5 |
| **Total 2021 Pipeline**[4] | | | | **$29.0** | **8.4%** | **13.5** |
| **Total Closed + 2021 Pipeline** | | | | **$490.2** | **8.2%** | **14.0** |

*Represents Moody's Implied Rating' ** Represents Tenant or Guarantor Parent Rating even if not a guarantor on the lease.

1. Represents the contract purchase price and excludes acquisitions costs which are capitalized per GAAP.
2. Average capitalization rate is a rate of return on a real estate investment property based on the expected, annualized SLR that the property will generate under its existing lease. Average capitalization rate is calculated by dividing the annualized SLR the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average capitalization rate is based upon square footage as of the date of acquisition.
3. Represents remaining lease term as of closing date, or expected closing date, and is weighted based on square feet.
4. Based on information as of January 31, 2021. The PSA is subject to conditions and the LOI's are non-binding and may not lead to definitive agreements on the contemplated terms, or at all.

12

13 GLOBAL GEOGRAPHIC BALANCE Note: Metrics as of December 31, 2020 unless otherwise noted. 1. Refer to basis for metric calculation included in the footnotes on page 3. 2. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3. U.S. and Canada Number of Assets: 237 Weighted - Average Remaining Lease Term: 9.0 years (1) % of GNL SLR: 64.3% (2) Europe Number of Assets: 69 Weighted - Average Remaining Lease Term: 7.1 years (1) % of GNL SLR: 35.7% (2)

14 Office 49% Industrial/Distribution 46% Retail 5% United States & Canada 64% Europe 36% Office 46% Industrial/Distribution 49% Retail 5% PORTFOLIO ENHANCEMENT Continued Focus Towards Industrial and Distribution Properties and Geographic Diversification United States 63% Europe 37% Property Type Concentration (1) Geographic Concentration (1) As of December 31, 2019 As of December 31, 2019 As of December 31, 2020 2020 vs 2019: Industrial / Distribution concentration increased to 49% from 46% as management sourced and identified large sale leaseback transactions at attractive cap rates As of December 31, 2020 2020 vs 2019: GNL’s geographic concentration remained relatively unchanged as management identified attractive domestic and cross boarder acquisition opportunities Note: Metrics as of December 31, 2020 unless otherwise noted. 1. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3.

15 GNL completed 12 strategic lease extensions, encompassing 1.6 million square feet in 2020 and Q1‘21, creating long - term value with top GNL tenants Summary of 2020 and Q1’21 Lease Extensions (1) Finnair Early Lease Extension Lease Expiration Schedule (2) (Q4’19 vs. Q4’20) GSA Long - Term Lease Extension Lease Renewals Completed 12 2020 Lease Non - Renewals 0 Old Weighted Average Remaining Lease Term 4.7 Years New Weighted Average Remaining Lease Term 10.8 Years Square Feet Renewed 1,574,488 SF % of Portfolio 4.3% 1% 5% 7% 17% 10% 60% 1% 4% 6% 12% 9% 68% 2021 2022 2023 2024 2025 Thereafter Lease Expiration Schedule (Q4'19) Lease Expiration Schedule (Q4'20) Location Helsinki, FI Number of leases 2 Square Feet 656,282 % of Portfolio Square Feet 1.8% Lease Term Extension 6.4 Years Location Germantown, PA Number of leases 1 Square Feet 14,990 % of Portfolio Square Feet 0.04% Lease Term Extension 8.3 Years 1. Based on information as of January 31, 2021. 2. Based on square feet as of December 31, 2020. Lease expiration schedule adjusted for first quarter 2021 lease extensions. Wi tho ut giving effect to an adjustment for first quarter 2021 lease extensions, the thereafter category would have resulted in 67% of GNL’s square footage expiring in the period. ROBUST LEASING ACTIVITY

# FOURTH QUARTER ACQUISITION:
# FOUR PROPERTY INDUSTRIAL PORTFOLIO

GNL GLOBAL NET LEASE

## Transaction Overview

| | |
|---|---|
| Tenant | DST Output, LLC (3)<br>SKF USA Inc. (1) |
| Property Type | Industrial |
| Credit Rating | Broadridge Financial Solutions, Inc. (Guarantor) – Moody's: Baa1<br>SKF USA, Inc – Moody's: Parent: Baa1 |
| Locations | CA (1), CT (1), MO (1), NY (1) |
| Square Feet | 1,259,650 |
| Weighted Average Annual Rent Escalator | 1.8% |
| Lease Term (years) | 9.1 |



*Falconer, NY*

## Property and Tenant Overview

**Tenant**

- DST Output, LLC is a wholly owned subsidiary of the Guarantor Broadridge Financial Solutions, Inc., (NYSE: BR) a publicly traded global Fintech company.
- Broadridge Financial Solutions, Inc. is an industry leading provider of investor communications and technology-driven solutions to banks, broker-dealers, mutual funds, and corporate issuers.
- SKF USA, Inc. is a wholly owned subsidiary of AB SKF, the world's largest bearing manufacturer and distributor in the industry. AB SKF was founded in 1907 and employs 44,000 people across 17,000 distributor locations in 130 countries.

**Property**

- The 1.3 million SF portfolio is geographically diversified across the United States and features three mission-critical production facilities and a state-of-the-art manufacturing facility.
- The in-place net leases feature weighted average annual rent escalations of 1.8% and have a weighted average remaining lease term of 9.1 years.

**In 2020, Broadridge Financial processed a record amount of corporate communication activity while AB SKF utilized 3D printers to produce face shields and other protective equipment for local healthcare workers**

16

17 • Joined GNL as an Independent Board Member on March 2017 • Currently serves as an independent director and chairman of the audit committee for Roman DBDR Tech Acquisition Corp. • Previously served in various roles on the Boards of Herbalife Nutrition Ltd., Caesars Entertainment Inc., Icahn Enterprises, and Take Two Interactive Software, Inc. • Previously served as CEO of Orbitex Management and Eaglescliff Corporation James L. Nelson Chief Executive Officer and President Chief Financial Officer, Treasurer and Secretary No transactional fees allows for low general and administrative costs, which allows AR Global to provide greater resources at a lower cost (1) Lower Overhead Costs AR Global has sponsored or co - sponsored 15 REITs which have acquired more than $40 billion of real estate since 2007 Experience The audit, compensation, nominating and corporate governance and conflicts committees are comprised of independent directors Corporate Governance Performance Alignment Management structure fully aligned to compensate based on operational outperformance, in turn delivering increased value to shareholders Company is supported by a dedicated financial accounting and reporting team, and maintains its own financial reporting processes, controls, and procedures Operational Efficiencies • Currently serves as Chief Financial Officer of New York City REIT • Previously served as Chief Accounting Officer of Global Net Lease • Past experience includes accounting positions with Goldman Sachs and KPMG • Certified Public Accountant in New York State 1. As compared to fees associated with the prior management contract. Chris Masterson 17 FULLY ALIGNED MANAGEMENT STRUCTURE Fully integrated external management team creates highly scalable platform with an acquisition pipeline generated by a proven, country - focused origination network

# PERFORMANCE METRICS

GNL GLOBAL NET LEASE

## Fourth Quarter 2020 Key Highlights

- Closed on over $461 million of acquisitions in 2020 at a weighted average cap rate of 7.9% plus an additional 2021 pipeline of $29 million to be acquired at a weighted average cap rate of 7.4%[1]
  - Robust 2020 acquisition activity reflects management's ability to generate high-quality global opportunities at what we believe to be better than market cap rates
- Collected 99% of original fourth quarter Cash Rent due, including 100% of Cash Rent due from the Company's top twenty tenants[2], representing 49% of the Company's annual Cash Rent
- Increased annualized straight-line rent derived from industrial and distribution assets from 46% to 49%
- Year over year, GNL extended the weighted average remaining lease term of the portfolio from 8.3 years to 8.5 years[3] as we identified and took advantage of attractive, long-term, industrial and distribution opportunities in the U.S. and select European countries
- GNL completed an inaugural seven-year $500 million senior unsecured note offering. The notes are rated BBB- by S&P and BB+ by Fitch and bear interest at a rate equal to 3.75%
- Ample liquidity of $219 million, including $124 million of cash and cash equivalents and $95 million available for future borrowings under the Company's revolving credit facility, providing ample financial flexibility to capitalize on accretive acquisition opportunities

Q4'20 Net Loss and AFFO and Q1'21 Common Stock Dividends *($mm)*



$35.8
$40.0
($13.3)
Net Loss
Common Stock Dividends
AFFO

| | Q4 2020 | Q4 2019 |
|---|---|---|
| Net Income (loss) | ($13.3) million | $12.9 million |
| Dividends Paid to Common Stockholders | $35.8 million | $47.6 million |
| Weighted-Average Shares Outstanding, Fully Diluted | 89.5 million | 90.8 million |

1. *Refer to page 12 for further details.*
2. *Refer to page 5 for additional information on our top 20 tenants.*
3. *Refer to basis for metric calculation included in the footnotes on page 3. For the fourth quarter 2019, weighted-average remaining lease term in years is based on square feet as of December 31, 2019.*
4. *Adjusted Funds from Operations ("AFFO"). See "Non-GAAP measures" on pages 28 and 29 for a description of AFFO and page 32 for a reconciliation of AFFO to net income, the most directly comparable GAAP Financial measure.*

18

19 Acquisition ($000s) Property Type Closing Date Purchase Price Number of Properties Annualized Straight - Line Rent (1) Acquisitions (2) Industrial 4 - Pack Industrial 11/5/2020 $153,000 4 $10,630 ZF Active Safety Industrial 12/17/2020 $24,750 1 $1,791 Johnson Controls Office 12/21/2020 $5,075 1 $342 FCA USA Industrial/Distribution 12/31/2020 $110,000 1 $8,217 Total Closed Q4 2020 $292,825 7 $20,980 1. As of December 31, 2020. 2. Refer to slide 12 for additional details. 3. Based on the expected NOI that the properties will generate under its existing lease during the first year of the lease. 4. See “Non - GAAP measures” for a description of NOI and a reconciliation of NOI to net income, the most directly comparable GAAP fi nancial measure. GNL closed on nearly $293 million of primarily industrial and distribution assets in the fourth quarter, $140 million of which were closed on in the second half of December END OF QUARTER ACQUISITION IMPACT Late Q4’20 acquisitions contributed $1.6 million of actual NOI during Q4’20 and will generate additional NOI in future periods $4.7 Million $1.6 Million Quarterly Expected NOI from Q4'20 Acquisitions Actual NOI Received From Q4'20 Acquisitions (3) (4)

20 CONTINUED FOCUS ON DRIVING EARNINGS GROWTH Historical Revenue Growth Core Funds From Operations (1) Real Estate Assets at Cost Adjusted Funds From Operations (1) $2,546 $2,932 $3,173 $3,421 $3,763 $4,319 1/1/2015 $205 $214 $259 $282 $306 $330 2015 2016 2017 2018 2019 2020 $ in millions $114 $127 $141 $147 $160 $161 2015 2016 2017 2018 2019 2020 $ in millions $ in millions $ in millions $127 $139 $135 $149 $146 $135 2015 2016 2017 2018 2019 2020 20 Note: Metrics as of the end and for the twelve months ended December 31, 2020. 1. See “Non - GAAP measures” on pages 28 and 29 for a description of Core FFO and AFFO and page 32 and 33 for a reconciliation of Cor e FFO and AFFO to net income, the most directly comparable GAAP Financial measure. 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20

21 1% 4% 6% 12% 9% 6% 2% 11% 49% KEY METRICS Metric Q4’2020 Net Debt to Enterprise Value (1) 54.5% Net Debt to Adjusted EBITDA (annualized) (2) 8.5x Interest Coverage Ratio (3) 3.7x Weighted - Average Interest Rate (4) 3.3% Weighted - Average Debt Maturity (5) 5.4 Years Floating Rate / Fixed Rate (6) 4% / 96% Debt Metrics Debt by Currency Debt Maturity 1. Enterprise value of $4.0 billion is calculated based on the December 31, 2020 closing price of $17.14 per common share, $26.1 6 p er Series A Preferred Share, $25.40 per Series B Preferred Share and net debt of $2.2 billion, comprised of the principal amo unt of GNL’s debt totaling $2.3 billion less cash and cash equivalents totaling $129 million, as of December 31, 2020. 2. For the fourth quarter 2020, represents net debt equal to $2.2 billion (total debt outstanding of $2.3 billion less cash and cas h equivalents of $124 million) to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), annuali zed based on fourth quarter 2020 Adjusted EBITDA multiplied by four. See “Non - GAAP Measures” on page 30 for a description of Adjusted EBITDA. 3. The interest coverage ratio is calculated by dividing Adjusted EBITDA for the applicable quarter by cash paid for interest (c alc ulated based on the interest expense less non - cash portion of interest expense including amortization of mortgage (discount) pre mium, net). See “Non - GAAP Measures” page 31 for a reconciliation of Adjusted EBITDA and cash paid for interest. 4. The weighted - average interest rate cost is based on the outstanding principal balance of the debt of the applicable quarter. 5. Weighted average debt maturity based on outstanding principal balance of the debt as of the last day of the applicable quarte r. 6. Fixed rate debt includes floating rate debt fixed by swaps. 7. The unsecured notes are guaranteed by each subsidiary that is a guarantor under the Company's credit facility, and each futur e s ubsidiary that subsequently guarantees indebtedness under the credit facility. 8. Weighted - average remaining lease term in years is based on square feet as of the last day of the applicable quarter. Weighted - Average Remaining Lease Term: 8.5 years (8) Lease Expiration Schedule (% of SF Per Year ) (in millions) $13 $20 $331 $238 $86 $690 $111 $303 $ 500 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2021 2022 2023 2024 2025 Thereafter Mortgages Credit Facility Unsecured Notes USD 60% EUR 30% GBP 10% (7)

22 5.4 5.2 5.1 5.4 3.1% 3.2% 3.1% 3.3% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Weighted-Average Maturity Weighted-Average Interest Rate ENHANCED CAPITAL STRUCTURE GNL’s inaugural $500 million notes offering enhanced the Company’s capital structure and laid the foundation for future unsecured note issuances on attractive terms while maintaining moderate leverage Debt Maturity and Interest Expense by Quarter GNL Capital Structure by Quarter (2) (in millions) (years) (WAVG interest expense) 1. On December 16, 2020, GNL completed an inaugural $500 million senior unsecured notes offering. The notes are rated BBB - by S&P a nd BB+ by Fitch. 2. As of the final day of the applicable quarter or for the applicable quarter (based on closing price for common equity and preferred equity) . 3. The unsecured notes are guaranteed by each subsidiary that is a guarantor under the Company's credit facility, and each futur e s ubsidiary that subsequently guarantees indebtedness under the credit facility. $1,814 $1,814 $1,497 $1,425 $1,536 $268 $268 $244 $267 $276 $500 $1,287 $1,249 $1,303 $1,418 $1,379 $602 $790 $744 $681 $414 $3,971 $4,121 $3,788 $3,791 $4,105 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Common Equity Preferred Equity Unsecured Notes Mortgage Debt Credit Facility (3)

23 COMPREHENSIVE HEDGING PROGRAM Hedging Foreign Currency Exchange Risk • Provides protection against a weakening in the value of EUR and GBP versus the U.S. Dollar associated with the Company’s foreign property operations Interest Rate Swaps: Fixing Interest on Floating Rate Debt • Cost effective tools that mitigate against adverse fluctuations in interest rates; effectively acting to convert variable rate debt into fixed rate debt resulting in reduced exposure to variability in cash flows related to interest payments GNL uses a comprehensive hedging program, with a number of components designed to limit the impact of currency and interest rate movements to its European portfolio

24 The statements in this presentation that are not historical facts may be forward - looking statements . These forward - looking statements involve risks and uncertainties that could cause actual results or events to be materially different . In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward - looking statement, although not all forward - looking statements contain these identifying words . Any statements referring to the future value of an investment in GNL, as well as the success that GNL may have in executing its business plan, are also forward - looking statements . There are a number of risks, uncertainties and other important factors that could cause GNL’s actual results to differ materially from those contemplated by such forward - looking statements, including those risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31 , 2019 filed with the SEC on February 28 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2020 filed with the SEC on May 7 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2020 filed with the SEC on August 6 , 2020 , the Company's Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2020 filed with the SEC on November 6 , 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports . Further, forward looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law . This presentation contains certain statements that are the Company’s and Management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward - looking statements under Federal Securities laws . Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance, and involve risks and uncertainties . The company’s actual future results may differ significantly from the matters discussed in these forward - looking statements, and we may not release revisions to these forward - looking statements to reflect changes after we’ve made the statements . FORWARD LOOKING STATEMENTS

25 RISK FACTORS The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements . • We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect . • Our ability to continue implementing our growth strategy depends on our ability to access additional debt or equity financing on attractive terms, and there can be no assurance we will be able to so on favorable terms or at all . • Provisions in our credit facility may limit our ability to pay dividends on our common stock, our Series A Preferred Stock, our Series B Preferred Stock, or any other stock we may issue . • If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources . • Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes . • Market and economic challenges experienced by the U . S . and global economies may adversely impact aspects of our operating results and operating condition . • We are subject to risks associated with our international investments, including uncertainty associated with the U . K . ’s withdrawal from the European Union, compliance with and changes in foreign laws and fluctuations in foreign currency exchange rates . • Inflation may have an adverse effect on our investments . • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID - 19 pandemic, including negative impacts on our tenants and their respective businesses . • We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants . If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases . • Our tenants may not be diversified including by industry type or geographic location .

26 RISK FACTORS (CONTINUED) • In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change . • We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations . • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters . Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us . • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases . • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . Increases in interest rates could increase the amount of our debt payments . We may incur additional indebtedness in the future . • The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders . • Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities . • We may fail to continue to qualify as a real estate investment trust for U . S . federal income tax purposes .

27 DISCLAIMERS • This presentation includes estimated projections of future operating results . These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections . This information is not fact and should not be relied upon as being necessarily indicative of future results ; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong . Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31 , 2019 filed with the SEC on February 28 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2020 filed with the SEC on May 7 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2020 filed with the SEC on August 6 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2020 filed with the SEC on November 6 , 2020 and subsequent Quarterly Reports on Form 10 - Q filed with the SEC . The projections also reflect assumptions as to certain business decisions that are subject to change . As a result, actual results may differ materially from those contained in the estimates . Accordingly, there can be no assurance that the estimates will be realized . • This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings . The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings . These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information . • All of the concessions granted to the Company's tenants as a result of the COVID - 19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable . The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery . In light of the COVID - 19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID - 19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract . As a result, rental revenue used to calculate Net Income and NAREIT FFO has not, and the Company does not expect it to be, significantly impacted by deferrals its has entered into . In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight - line rent for AFFO purposes the amounts recognized under GAAP relating to rent deferrals .

28 DEFINITIONS • Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT . FFO is not equivalent to net income or loss as determined under accounting principles generally accepted in the United States ("GAAP") . • We calculate FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper") . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Our FFO calculation complies with NAREIT's definition . • The historical accounting convention used for real estate assets requires straight - line depreciation of buildings and improvements, and straight - line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time . We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative . Historical accounting for real estate involves the use of GAAP . Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP . Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income . However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance . The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non - GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO . Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do . Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non - controlling interest to arrive at FFO, Core FFO and AFFO, as applicable . • We consider FFO, Core FFO and AFFO useful indicators of our performance . Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs .

29 DEFINITIONS (CONTINUED) • In calculating Core FFO, we start with FFO, then we exclude certain non - core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non - core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties . The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders . In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment . We also add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition, transaction and other costs as well as non - core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties . • In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan . These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent and equity - based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance . We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company . By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . • In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income . All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on - going performance . Further, under GAAP, certain contemplated non - cash fair value and other non - cash adjustments are considered operating non - cash adjustments to net income . In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance .

30 DEFINITIONS (CONTINUED) • Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company . Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance . By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information . • As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities . • We believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for acquisition, transaction and other costs, other non - cash items and including our pro - rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt . Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs . • NOI is a non - GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non - cash expenses and interest expense . We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level . Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations . Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income . NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations . For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level . In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level . NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently . We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements . NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity . • Cash NOI, is a non - GAAP financial measure that is intended to reflect the performance of our properties . We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs . Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs . The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI .

31 NON – GAAP RECONCILIATIONS Three Months Ended December 31, 2020 December 31, 2019 EBITDA: Net income (loss) $ (8,495) $ 12,931 Depreciation and amortization 35,977 31,989 Interest expense 19,158 17,194 Income tax expense 2,457 1,652 EBITDA 49,097 63,766 Equity based compensation 2,585 2,491 Acquisition, transaction and other costs 275 19 Gain (loss) on dispositions of real estate investments — (8,824) Gains (loss) on derivative instruments 2,703 3,905 Loss on extinguishment of debt 3,292 (379) Other (income) loss (28) (195) Adjusted EBITDA 63,963 60,783 Operating fees to related parties 9,194 8,867 General and administrative 4,250 1,334 NOI 77,407 70,984 Amortization of above - and below - market leases and ground lease assets and liabilities, net 157 633 Straight - line rent (1,503) (1,695) Cash NOI $ 76,061 $ 69,922 Cash Paid for Interest: Interest Expense $ 19,158 $ 17,194 Non - cash portion of interest expense (2,077) (1,789) Amortization of mortgage discounts premiums, net — (28) Total Cash Paid for Interest $ 17,081 $ 15,377

32 FFO AND AFFO RECONCILIATIONS Three Months Ended December 31, 2020 December 31, 2019 Funds from operations (FFO): Net (loss) income attributable to common stockholders (in accordance with GAAP) $ (13,277) $ 9,263 Depreciation and amortization 35,977 31,989 Gain (loss) on dispositions of real estate investments — (8,824) FFO (as defined by NAREIT) attributable to stockholders 22,700 32,428 Acquisition, transaction and other costs 275 19 Loss on extinguishment of debt 3,292 (379) Core FFO attributable to stockholders 26,267 32,068 Non - cash equity based compensation 2,585 2,491 Non - cash portion of interest expense 2,077 1,789 Amortization of above and below - market leases and ground lease assets and liabilities, net 157 633 Straight - line rent (1,503) (1,695) Straight - line rent (rent deferral agreement) (1) (20) — Eliminate unrealized (gains) losses on foreign currency transactions 4,448 4,592 Unrealized (income) loss on undesignated foreign currency advances and other hedge ineffectiveness 6,039 — Amortization of mortgage discounts and premiums, net — 28 Adjusted funds from operations (AFFO) attributable to stockholders $ 40,050 $ 39,906 Basic weighted - average shares outstanding 89,483 89,458 Diluted weighted - average shares outstanding 89,483 90,777 Net income (loss) per share attributable to common stockholders $ (0.15) $ 0.10 FFO per share $ 0.25 $ 0.36 Core FFO per share $ 0.29 $ 0.35 AFFO per share $ 0.45 $ 0.44 Dividends declared $ 35,844 $ 47,659 1. Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferr ed but not reduced. These amounts are included in the straight - line rent balances but are considered to be cash is expected to be collected.

33 FFO AND AFFO RECONCILIATIONS Three Months Ended March 31, 2020 June 30, 2020 September 30, 2020 Funds from operations (FFO): Net income attributable to common stockholders (in accordance with GAAP) $ 5,038 966 (502) Impairment charges — — — Depreciation and amortization 33,533 33,984 35,049 Gain (loss) on dispositions of real estate investments — (153) — FFO (as defined by NAREIT) attributable to stockholders 38,571 35,103 34,547 Acquisition, transaction and other costs 280 33 75 Loss on extinguishment of debt — 309 — Core FFO attributable to stockholders 38,851 35,445 34,622 Non - cash equity based compensation 2,488 2,513 2,479 Non - cash portion of interest expense 1,810 1,847 2,075 Amortization of above and below - market leases and ground lease assets and liabilities, net 232 204 198 Straight - line rent (1,487) (3,068) (1,879) Straight - line rent (rent deferral agreement) (1) — 1,508 320 Eliminate unrealized (gains) losses on foreign currency transactions (2,082) 1,325 3,061 Amortization of mortgage discounts and premiums, net 10 3 — Adjusted funds from operations (AFFO) attributable to stockholders $ 39,822 39,777 40,876 Basic weighted - average shares outstanding 89,459 89,470 89,483 Diluted weighted - average shares outstanding 89,499 90,103 89,483 Net income (loss) per share attributable to common stockholders $ 0.05 0.01 (0.01) FFO per share $ 0.43 0.39 0.39 Core FFO per share $ 0.43 0.39 0.39 AFFO per share $ 0.44 0.44 0.46 Dividends declared $ 47,638 35,810 35,794 1. Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferr ed but not reduced. These amounts are included in the straight - line rent balances but are considered to be cash is expected to be collected.

# ANNUAL FFO AND AFFO RECONCILIATIONS

GNL GLOBAL NET LEASE

| | | Twelve Months Ended | | | | | |
|---|---|---|---|---|---|---|---|
| | | December 31, 2015 | December 31, 2016 | December 31, 2017 | December 31, 2018 | December 31, 2019 | December 31, 2020 |
| **Funds from operations (FFO):** | | | | | | | |
| Net income (loss) attributable to common stockholders (in accordance with GAAP) | $ | (2,065) | 47,140 | 20,731 | 1,082 | 34,535 | (7,775) |
| Impairment charges | | — | — | — | 5,000 | 6,375 | — |
| Depreciation and amortization | | 90,070 | 94,455 | 113,048 | 119,582 | 125,996 | 138,543 |
| Gain (loss) on dispositions of real estate investments | | — | 11,841 | (1,089) | — | (23,616) | (153) |
| Proportionate share of adjustments for non-controlling interest to arrive at FFO | | (574) | (669) | (78) | — | — | — |
| **FFO (as defined by NAREIT) attributable to stockholders** | | **87,431** | **129,085** | **132,612** | **131,415** | **143,290** | **130,921** |
| Acquisition, transaction and other costs | | 6,053 | 9,792 | 1,979 | 13,850 | 1,320 | 663 |
| Loss on extinguishment of debt | | — | — | — | 3,897 | 949 | 3,601 |
| Fire (recovery) loss | | — | — | 45 | (50) | — | — |
| Listing fees | | 18,653 | — | — | — | — | — |
| Vesting of Class B units upon Listing | | 14,480 | — | — | — | — | — |
| Proportionate share of adjustments for non-controlling interest to arrive at Core FFO | | (138) | (79) | (1) | — | — | — |
| **Core FFO attributable to stockholders** | | **126,479** | **138,798** | **134,635** | **149,112** | **145,559** | **135,185** |
| Non-cash equity based compensation | | 2,345 | 3,748 | (3,787) | 2,649 | 9,530 | 10,065 |
| Non-cash portion of interest expense | | 8,609 | 6,698 | 4,420 | 5,193 | 6,614 | 7,809 |
| Non-recurring general and administrative expenses | | 302 | — | — | — | — | — |
| Amortization of above and below-market leases and ground lease assets and liabilities, net | | 252 | (41) | 1,930 | 2,130 | 1,655 | 791 |
| Straight-line rent | | (14,809) | (10,613) | (10,537) | (6,310) | (6,758) | (7,937) |
| Straight-line rent (rent deferral agreement)[(1)] | | — | — | — | — | — | 1,808 |
| Realized losses on investment securities | | 66 | — | — | — | — | — |
| Unrealized (income) loss on undesignated foreign currency advances and other hedge ineffectiveness | | (1,566) | (10,109) | 3,679 | 434 | (76) | 6,039 |
| Eliminate unrealized (gains) losses on foreign currency transactions | | (7,140) | (1,072) | 10,182 | (7,127) | 2,919 | 6,752 |
| Amortization of mortgage discounts and premiums, net | | (489) | (437) | 827 | 1,249 | 260 | 13 |
| Deferred tax benefit | | — | — | (693) | — | — | — |
| Proportionate share of adjustments for non-controlling interest to arrive at AFFO | | 41 | 89 | (4) | — | — | — |
| **Adjusted funds from operations (AFFO) attributable to stockholders** | **$** | **114,090** | **127,061** | **140,652** | **147,330** | **159,703** | **160,525** |
| **Basic weighted-average shares outstanding** | | **58,103** | **56,720** | **66,878** | **69,411** | **85,031** | **89,483** |
| **Diluted weighted-average shares outstanding** | | **58,103** | **56,720** | **66,878** | **69,663** | **86,350** | **89,483** |
| Net income (loss) per share attributable to common stockholders | $ | (0.04) | 0.83 | 0.31 | 0.01 | 0.39 | (0.09) |
| FFO per share | $ | 1.50 | 2.28 | 1.98 | 1.89 | 1.66 | 1.46 |
| Core FFO per share | $ | 2.18 | 2.45 | 2.01 | 2.14 | 1.69 | 1.51 |
| AFFO per share | $ | 1.96 | 2.24 | 2.10 | 2.11 | 1.85 | 1.79 |
| Dividends declared | $ | 126,950 | 122,394 | 142,592 | 157,841 | 162,048 | 155,086 |

1. *Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent balances but are considered to be cash is expected to be collected.*

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# CONTRIBUTED TO EXPECTED NOI – Q4'20 ACQUISITION RECONCILIATION

GNL GLOBAL NET LEASE

| | | Three Months Ended December 31, 2020 | | |
|---|---|---|---|---|
| | | Total GNL Excluding Q4'20 Acquisitions[1] | Impact of Q4'20 Acquisitions[2] | Total GNL[3] |
| **EBITDA:** | | | | |
| Net income (loss) | $ | (9,151) | 656 | (8,495) |
| Depreciation and amortization | | 35,250 | 727 | 35,977 |
| Interest expense | | 19,158 | — | 19,158 |
| Income tax expense | | 2,457 | — | 2,457 |
| **EBITDA** | **$** | **47,714** | **1,383** | **49,097** |
| Equity based compensation | | 2,585 | — | 2,585 |
| Acquisition, transaction and other costs | | 275 | — | 275 |
| Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness | | 2,703 | — | 2,703 |
| Gains (loss) on derivative instruments | | 6,039 | — | 6,039 |
| Loss on extinguishment of debt | | 3,292 | — | 3,292 |
| Other (income) loss | | (28) | — | (28) |
| **Adjusted EBITDA** | **$** | **62,580** | **1,383** | **63,963** |
| Operating fees to related parties | | 9,011 | 183 | 9,194 |
| General and administrative | | 4,250 | — | 4,250 |
| **NOI** | **$** | **75,841** | **1,566** | **77,407** |

*Note: This reconciliation is only being presented due to the timing of fourth quarter acquisitions and may not be presented in the future.*

1. *Represents total GNL NOI excluding the impact of Q4'20 acquisitions reconciled to net income calculated in the same fashion.*
2. *Represents NOI contributed from acquisitions that closed in the fourth quarter of 2020 also reconciled to net income generated by the fourth quarter acquisitions.*
3. *Represents total GNL NOI for the fourth quarter of 2020 reconciled to the Company's total net income for the fourth quarter.*

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